EX-99.B(h)(3)

TRANSFER AGENCY AND SERVICE AGREEMENT

SCHEDULE A

WELLS FARGO FUNDS TRUST

1. Aggressive Allocation Fund[1] (currently named the Strategic Growth Allocation Fund) 2. Asia Pacific Fund*
3. Asset Allocation Fund
4. Balanced Fund*
5. California Limited Term Tax-Free Fund[2]
6. California Tax-Free Fund
7. California Tax-Free Money Market Fund
8. California Tax-Free Money Market Trust
9. Capital Growth Fund* 10. Cash Investment Money Market Fund
11. Colorado Tax-Free Fund 12. Common Stock Fund*
13. Conservative Allocation Fund[3] (currently named the Strategic Income Fund)
14. Corporate Bond Fund*
15. C&B Large Cap Value Fund
16. C&B Mid Cap Value Fund
17. C&B Tax-Managed Value Fund
18. Discovery Fund*
19. Diversified Bond Fund
20. Diversified Equity Fund
21. Diversified Small Cap Fund
22. Dividend Income Fund*
23. Endeavor Large Cap Fund*
24. Endeavor Select Fund* 25. Enterprise Fund*
26. Equity Income Fund*
27. Equity Index Fund
28. Equity Value Fund[4] (currently named the Large Cap Value Fund) 29. Government Money Market Fund

*	On August 16, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[1]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Growth Allocation Fund will be renamed the Aggressive Allocation Fund.
[2]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the California Limited Term Tax-Free Fund will be renamed the California Limited-Term Tax-Free Fund.
[3]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Income Fund will be renamed the Conservative Allocation Fund.
[4]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Large Cap Value Fund will be renamed the Equity Value Fund.

30. Government Securities Fund*
31. Growth Balanced Fund
32. Growth Equity Fund
33. Growth Fund[5]
34. Growth Fund*
35. Growth and Income Fund*
36. Heritage Money Market Fund*
37. High Income Fund* 38. High Yield Bond Fund
39. Income Fund[6]
40. Income Plus Fund
41. Index Fund
42. Index Allocation Fund[7]
43. Inflation-Protected Bond Fund
44. Intermediate Government Income Fund
45. Intermediate Tax-Free Fund*
46. International Core Fund*
47. International Equity Fund
48. International Value Fund[8] (currently named the Overseas Fund) 49. Large Cap Appreciation Fund
50. Large Cap Growth Fund*
51. Large Company Core Fund*
52. Large Company Growth Fund
53. Life Stage - Aggressive Portfolio*
54. Life Stage - Conservative Portfolio*
55. Life Stage - Moderate Portfolio*
56. Limited Term Government Income Fund[9]
57. Liquidity Reserve Money Market Fund
58. Mid Cap Disciplined Fund*
59. Minnesota Money Market Fund
60. Minnesota Tax-Free Fund
61. Moderate Balanced Fund
62. Money Market Fund
63. Money Market Trust
64. Montgomery Emerging Markets Focus Fund[10]

*	On August 16, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[5]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Growth Fund will merge into the Large Company Growth Fund.
[6]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005, the Income Fund will merge into the Montgomery Total Return Bond Fund.
[7]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Index Allocation Fund will merge into the Asset Allocation Fund.
[8]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Overseas Fund will be renamed the International Value Fund.
[9]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Limited Term Government Income Fund will merge into the Montgomery Short Duration Government Bond Fund.
[10]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Emerging Markets Focus Fund will be renamed the Emerging Markets Focus Fund.

65. Montgomery Institutional Emerging Markets Fund[11]
66. Montgomery Mid Cap Growth Fund[12]
67. Montgomery Short Duration Government Bond Fund[13]
68. Montgomery Small Cap Growth Fund[14]
69. Montgomery Total Return Bond Fund[15]
70. Municipal Bond Fund*
71. Municipal Money Market Fund*
72. National Limited Term Tax-Free Fund[16]
73. National Tax-Free Fund
74. National Tax-Free Money Market Fund
75. National Tax-Free Money Market Trust
76. Nebraska Tax-Free Fund
77. Opportunity Fund*
78. Outlook Today Fund
79. Outlook 2010 Fund
80. Outlook 2020 Fund
81. Outlook 2030 Fund
82. Outlook 2040 Fund
83. Overland Express Sweep Fund
84. Overseas Fund*
85. Prime Investment Money Market Fund
86. Short-Term Bond Fund*
87. Short-Term High Yield Bond Fund*
88. Short-Term Municipal Bond Fund*
89. SIFE Specialized Financial Services Fund[17]
90. Small Cap Disciplined Fund*
91. Small Cap Growth Fund[18]
92. Small Cap Opportunities Fund
93. Small Cap Value Fund*
94. Small Company Growth Fund
95. Small Company Value Fund
96. Small/Mid Cap Value Fund*

[11]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Institutional Emerging Markets Fund will be renamed the Institutional Emerging Markets Fund.
*	On August 16, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[12]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Mid Cap Growth Fund will be renamed the Mid Cap Growth Fund.
[13]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Short Duration Government Bond Fund will be renamed the Short Duration Government Bond Fund.
[14]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Small Cap Fund will be renamed the Small Cap Growth Fund.
[15]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Total Return Bond Fund will be renamed the Total Return Bond Fund.
[16]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the National Limited Term Tax-Free Fund will be renamed the National Limited-Term Tax-Free Fund.
[17]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the SIFE Specialize Financial Services Fund will be renamed the Specialized Financial Services Fund.
[18]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Small Cap Growth Fund will merge into the Montgomery Small Cap Fund.

97. Specialized Health Sciences Fund
98. Specialized Technology Fund
99. Stable Income Fund
100. Strategic Income Fund*
101. Treasury Plus Money Market Fund
102. Ultra-Short Duration Bond Fund* 103. Ultra Short-Term Income Fund*
104. Ultra Short-Term Municipal Income Fund*
105. U.S. Value Fund
106. WealthBuilder Conservative Allocation Portfolio 107. WealthBuilder Equity Portfolio
108. WealthBuilder Growth Allocation Portfolio 109. WealthBuilder Growth Balanced Portfolio
110. WealthBuilder Moderate Balanced Portfolio
111. WealthBuilder Tactical Equity Portfolio
112. Wisconsin Tax-Free Fund*
113. 100% Treasury Money Market Fund

Most Recent annual agreement approval by the Board of Trustees: April 4, 2005

Schedule A amended: February 8, 2005

The foregoing fee schedule is agreed to as of February 8, 2005 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

BY:	/s/ Carol Lorts	BY:	/s/ Lynda Kaplan
	Carol Lorts Secretary		Lynda Kaplan Division Vice President

*	On August 16, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.